UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

July 25, 2022
Date of Report (date of earliest event reported)
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INGEVITY CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware		001-37586	47-4027764
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

4920 O'Hear Avenue Suite 400	North Charleston	South Carolina	29405
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: 843-740-2300

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	NGVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act		☐
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ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On July 25, 2022, J. Michael (“Mike”) Fitzpatrick informed the Board of Directors (the “Board”) of Ingevity Corporation (the “Company”) of his resignation from the Board effective as of July 26, 2022. Mr. Fitzpatrick’s resignation from the Board did not result from any disagreement with the Company on any matter relating to its operations, policies or practices.
On July 25, 2022, the Board approved, each upon the recommendation of the Board’s Nominating, Governance and Sustainability Committee (the “N&G Committee”), (i) an increase in the size of the Board; and (ii) the election of Mr. William J. Slocum and Mr. Benjamin G. (“Shon”) Wright to fill the vacancies relating, in part, to the expansion of the Board. Following the addition of the two new members, the composition of the Board is now nine members.
Each of Mr. Slocum and Mr. Wright will serve until the Company’s 2023 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified. Mr. Slocum and Mr. Wright will each serve on both the Board’s Audit Committee and the Board’s newly formed Sustainability and Safety Committee.
Mr. Slocum is a partner of Inclusive Capital Partners, L.P. (“Inclusive Capital”), which holds 5.4% of the Company’s common stock, par value $0.01 per share, according to Inclusive Capital’s Schedule 13D filed with the U.S. Securities and Exchange Commission (“SEC”) on April 7, 2022. There are no arrangements or understandings between either Mr. Slocum or Mr. Wright and any other person pursuant to which either Mr. Slocum or Mr. Wright were elected as directors, nor have there been any transactions involving either Mr. Slocum or Mr. Wright that would be required to be reported under Item 404(a) of Regulation S-K.
Mr. Slocum and Mr. Wright will each receive compensation in accordance with the Company’s non-employee director compensation practices described under the “Director Compensation” section of the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 11, 2022. Mr. Slocum and Mr. Wright’s compensation will be pro-rated for the 2022-2023 term.
A copy of the press release announcing the election of Mr. Slocum and Mr. Wright to the Board and the resignation of Mr. Fitzpatrick from the Board is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
On July 25, 2022, the Board approved and adopted the Third Amended and Restated Bylaws of the Company (the “Third Amended and Restated Bylaws”), which further amend and restate the Company’s previously adopted bylaws. The amendments and clarifications set forth in the Third Amended and Restated Bylaws address, among other things:
•clarification of notice requirements for stockholders intending to use the SEC’s universal proxy rules for inclusion of stockholder director nominees in the Company’s proxy statement
•clarification that a stockholder’s director nominee must expressly consent to be named in the Company’s proxy statement and proxy card
•that the nomination of a stockholder’s director nominee shall be disregarded, and votes cast for such nominee will not be counted, if the stockholder provides timely notice requiring the inclusion of the nominee in the Company’s proxy statement and proxy card, but the stockholder subsequently fails to comply with all applicable requirements of rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder director nominees in the Company’s proxy statement
The foregoing summary of the amendments contained in the Third Amended and Restated Bylaws does not purport to be complete or comprehensive, and such summary is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws. A copy of the Third Amended and Restated Bylaws is attached as Exhibit 3.2 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.2	Third Amended and Restated Bylaws of Ingevity Corporation, effective as of July 25, 2022
99.1	Press release dated July 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEVITY CORPORATION
(Registrant)

By:	/S/ MARY DEAN HALL
Mary Dean Hall
Executive Vice President and Chief Financial Officer
Date: July 27, 2022